Exhibit 10(g)


                   SPRINT CORPORATION

                 Special Incentive Plan

1.0  Establishment

     1.01 The  Special  Incentive  Compensation  Plan  is effective August 7,
          2000.

2.0  Definitions

     2.01 "Board"  is  the Board of Directors  of  Sprint Corporation.

     2.02 "Committee" is the Organization, Compensation and Nominating Committee of the Board.

     2.03 "Company" is Sprint Corporation.

     2.04 "Employee" is any person (including officers and directors of the Company) employed by the Company, or a subsidiary of the Company.

     2.05 "Participant" is an employee designated by the Committee to participate in the Plan.

     2.06 "Senior Officer" is an officer of the Company holding the office of Senior Vice President or higher.

3.0  Purpose

     3.01 The Plan is intended to refocus and re-energize Employees on selected important initiatives of the Company.

4.0  Administration

     4.01 The Committee will be responsible for the administration of the Plan. This Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations deemed advisable to protect the interests of the Company, and to make all other
          administrative  determinations necessary.   Any determination,
          interpretation or other action made or taken by the Committee pursuant to the Plan's provisions will be final for all purposes and upon all persons.

     4.02 The Committee may delegate to a Senior Officer or a Committee of Senior Officers the right to select participants and grant awards under the Plan to employees who are not Senior Officers. The Senior Officer or Committee of Senior Officers shall have the same
          powers   with  respect  to  such awards as the  Committee  has under this  Plan, provided

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          that all  decisions must   be   within   the  boundaries   of  the
          Compensation  Philosophy  established  by   the Committee.

5.0  Performance Cycle

     5.01 A Performance Cycle consists of a period of time determined by the Committee.

6.0  Performance Criteria

     6.01 For each Performance Cycle, the Committee will determine the factors to be used for measuring performance.

7.0  Adjustments

     7.01 The  Committee  may  make  adjustments  in  the Performance  Criteria to  compensate  for  any changes that significantly alter the basis
          upon which  the  Criteria  were  determined.   These adjustments may
          be made before or after the end of  the  cycle.   To the extent  the
          Committee deems appropriate, all changes will be binding upon all parties concerned during the Cycle.

8.0  Participation

     8.01 For each Performance Cycle, the Committee will determine which key employees, who are in a position to influence the Company's success, will participate in the Plan.

     8.02 Employees hired or promoted during a Performance Cycle into a position appropriate for participation in this Plan may either participate in the already existing Performance Cycle on a prorated basis, or be held out until the beginning of the next Performance Cycle. This determination will be made by the Committee.

9.0  Payment

     9.01 The Committee will determine the incentive opportunity (or possible cash payment) earned by each participant for any Performance Cycle.

     9.02 The Committee will approve the payment of any award made under the Plan. Payments will be made following the end of each Performance Cycle.

     9.03 The department or affiliated company where the employee is located at the end of the Performance Cycle year is responsible for the total Performance Cycle payout, including any pro rata awards from other

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          plans.  Management at   the  final  location is responsible  for
          determining the level of payout for the entire Performance Cycle year. The participant's former company or department is to be solicited to determine the prorata payout from other plans.

10.0 Termination of Employment

    10.01 If termination of employment occurs during a Performance Cycle by reason of death, disability (as determined under the Company's long-term disability program), normal retirement (as determined under the Company's retirement plan), or involuntary termination not for cause the Participant will be entitled to a prorated award based upon appropriate Performance Criteria. The Committee will determine the prorated award under the rules and regulations it establishes. The award will be paid when all other payments are made at the end of the cycle. Should an employee terminate to immediately become employed by an affiliated organization, a pro rata payment may also be extended. If termination of employment occurs for reasons other than death, disability, normal retirement, transfer or involuntary termination not for cause the Participant's interests and rights in this Plan will be forfeited, unless otherwise determined by the Committee.

11.0 Non-Transferability

    11.01 An employee's rights and interests under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution except as provided by the Plan or specified by the Committee.

12.0 Tax Withholding

    12.01 The Company retains the right to deduct from all awards paid in cash any taxes required by law to be withheld with respect to cash awards.

13.0 Continuance of Employment

    13.01 Nothing under the Plan or any action taken because of Plan will be construed as giving any employee any right to be retained in the Company's employ.

14.0 Amendment and Termination

    14.01 The Board, at any time may terminate, and at any time and in any respect may amend or modify the Plan.


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15.0 Legal Requirements

    15.01 The designation of participation and  any opportunity  in  the Plan,
          together  with  the payment  of  cash,  will  be  subject  to   all
          applicable federal, state and local laws, rules and regulations.

    15.02 The Plan and all related provisions will be construed in accordance with and governed by the laws of the State of Kansas.